UNITED STATES
SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 30, 2015

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.
1-8809	SCANA Corporation (a South Carolina corporation) 100 SCANA Parkway, Cayce, South Carolina 29033	57-0784499
(803) 217-9000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
❑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425) ❑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)) ❑ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

At our annual meeting of shareholders held on April 30, 2015, the following matters were voted upon by the holders of our common stock.

1.    The following directors were elected for terms expiring at our 2018 annual meeting of shareholders.

Nominee	Votes For	Authority Withheld	Broker Nonvotes
James A. Bennett	90,602,879	2,179,992	27,071,621
Lynne M. Miller	90,714,648	2,068,223	27,071,621
James W. Roquemore	91,371,108	1,411,763	27,071,621
Maceo K. Sloan	90,376,394	2,406,477	27,071,621

2.	The new SCANA Corporation Long-Term Equity Compensation Plan was approved.

Votes For	86,757,186
Votes Against	4,857,759
Abstentions	1,167,926
Broker Nonvotes	27,071,621

3.	The appointment of Deloitte & Touche LLP as our independent registered public accounting firm was approved.

Votes For	118,107,406
Votes Against	995,492
Abstentions	751,594
Broker Nonvotes	0

4.
Amendments to Article 8 of our Articles of Incorporation to declassify the board of directors and provide for the annual election of all directors. This proposal did not receive the affirmative vote of at least 80% of all outstanding shares of our common stock, which outstanding shares totaled 142,916,917 as of the record date, as required by our Articles of Incorporation; therefore, such amendments were not adopted.

Votes For	89,827,034
Votes Against	2,000,184
Abstentions	955,653
Broker Nonvotes	27,071,621

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCANA Corporation
(Registrant)

Date: April 30, 2015	By:	/s/James E. Swan, IV
James E. Swan, IV
Controller